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EXHIBIT 21.1

AECOM Global, Inc., a Delaware Corporation
AECOM, C&E, Inc., a Delaware Corporation
AECOM Technical Services, Inc., a California Corporation
AECOM USA, Inc., a New York Corporation
AECOM Asia Company Limited*
AECOM Government Services, Inc., a Delaware Corporation
AECOM Canada Ltd*
AECOM South Africa Group Holdings Pty Ltd
AECOM Design Build Ltd*
AECOM Global Ireland Services Limited*
AECOM Energy & Construction, Inc., an Ohio Corporation
AECOM Infrastructure & Environment UK Limited*
Flint Energy Services, Inc., a Delaware Corporation
Flint Field Services Ltd*
Hunt Construction Group Inc., an Indiana Corporation
Oscar Faber PLC*
URS Corporation, a Nevada Corporation
URS Group Inc. a Delaware Corporation
URS Federal Services, Inc., a Delaware Corporation
URS Luxembourg LLP*
URS Corporation—Ohio, an Ohio Corporation
URS Global Holdings Inc., a Nevada Corporation
AECOM Intercontinental Holdings UK Limited*
URS E&C UK Limited*
Sellafield Limited*
Tishman Construction Corporation, a Delaware Corporation
Tishman Construction Corporation of New York, a Delaware Corporation

*
Foreign

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  EXHIBIT 21.1